Exhibit 10.28

Assignment Agreement of the Woodland Lease

The Assignor:    Anhui Xingguang Investment (Group) Co., Ltd.
The Assignee:    Anhui Yida Tourism Development Co., Ltd.

Since 2008, in order to finance and develop the project of Ming Dynasty Entertainment World of Bengbu, the shareholders of the Assignee start the project investigation and the consultation with the villagers’ committees within the intended development zone on the leasing of woodland. To promote effectively the work of project investigation and other preliminary work, enhance the efficiency and lower the cost of woodland leasing, the Assignee tries to finish the leasing work of most woodlands within the intended development zone earlier, the prerequisite to the fulfillment of the project, so before the official signature of the project and the founding of the Assignee, the Assignor has signed five Woodland Lease Agreements (see Attachment 1) with the villagers’ committees of Lilou Township within the intended development zone. Now based on the principle of consistency of rights and duties, the assignor agrees to transfer all the rights and liabilities stated in the said five Woodland Lease Agreements to the Assignee. Both parties agree as follows:

1.
When the Contract is signed and comes into force, the Assignee shall have the rights and bear the liabilities as prescribed in the said five Woodland Lease Agreements originally agreed on by the Lessee (Anhui Xingguang Investment (Group) Co., Ltd.).

2.
All the prescribed expenses shall be paid by the Assignee to the Assignor timely according to the terms and conditions set out in the said five Woodland Lease Agreements, and the Assignor shall pay them to the villagers’ committees as prescribed.

3.
This Contract shall come into force after being signed by the authorized representatives of both parties and officially sealed. The Contract is done in quadruplicate, with two for each party, and each copy shall be equally valid.

LESSOR (Seal): Anhui Xingguang Investment (Group) Co., Ltd.
Authorized Representative: Sun Hui
Date: 02/26/2011

LESSEE (Seal): Anhui Yida Tourism Development Co., Ltd.
Authorized Representative: Chen Minhua
Date: 02/26/2011